EXHIBIT 21

                      LIST OF SUBSIDIARIES AND AFFILIATES
                                       OF
                           HVIDE MARINE INCORPORATED

    NAME                                                                JURISDICTION OF ORGANIZATION
- ---------------------------------------------------------------------   ----------------------------
Hvide Chartering, Ltd.*..............................................        Florida
Hvide Marine International, Inc......................................        Florida
Hvide Marine Transport, Incorporated.................................        Florida
Ocean Specialty Tankers Corporation..................................        Delaware
Seabulk America Partnership, Ltd.*...................................        Florida
Seabulk Chemical Carriers, Inc.......................................        Florida
Seabulk Ocean Systems Corporation....................................        Florida
Seabulk Ocean Systems Holdings Corp..................................        Florida
Seabulk Offshore, Ltd.*..............................................        Florida
Seabulk Tankers, Ltd.*...............................................        Florida
Seabulk Transmarine Partnership, Ltd.*...............................        Florida
Seabulk Transmarine II, Inc..........................................        Florida
Sun State Marine Services, Inc.......................................        Florida

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* Organized as a limited partnership.